Exhibit No.
- -----------

10.2                Master Note Agreement dated July 1, 1996, between the
                         Company and BarOn Technologies, Ltd.



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                              MASTER NOTE AGREEMENT

July 1, 1996


BarOn Technologies, Ltd.
Gutwirth Science Park
Technion City
Haifa 32000 Israel

Gentlemen:

     We have agreed to make available a line of credit in the amount of $2,000,000 (the "line of credit" or the "line") under which you may request, and we may grant, loans or other extensions of credit to you from time to time for business purposes ("Loan(s)" or "Extension(s) of Credit"). This Agreement sets forth the procedures, terms and conditions for borrowing under the line. As used in this Agreement, the terms we, us, our and EAI mean EA Industries, Inc., a New Jersey corporation and the terms you and your mean BarOn Technologies, Ltd. an Israeli corporation. This letter does not constitute a commitment to lend or to extend credit but instead describes the procedures for application for advances under the line. It is understood and agreed that Loans and Extensions of Credit granted under the line will be governed by the following:

     1. Requests for Loans. A person duly authorized under Paragraph 2 may request Loans or Extensions of Credit by telephone or letter. We will consider the request and will notify you within three (3) weeks of the request as to whether it will make a loan for all, part or none of the amount requested. Such decision shall be made at our sole discretion for any reason. If we elect to make a Loan or Extension of Credit, then we will wire such sum upon your written instructions. Upon your request we will forward to you a written advice or statement of each Loan or Extension of Credit which will specify the manner of disbursement, the rate or rates of interest payable on the Loan or Extension of Credit if different from the rate set forth in Paragraph 5 and such other terms as may have been agreed to.

     2. Resolutions Authorizing Loans. Any and all documents required to be executed in conjunction with Loans or Extensions of Credit may be signed by any of the officers or other persons duly authorized by your borrowing resolutions as in effect from time to time, provided that a copy of such resolutions is certified by the Secretary of your corporation and delivered to us. We shall incur no liability to you or any other person in acting upon any request for a Loan or


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Extension of Credit which we believe in good faith to have been made by a person duly authorized to borrow on your behalf as set forth in your borrowing resolutions.

     3. EAI Records Conclusive. The amount and terms of Loans or Extensions of Credit and the rate or rates of interest payable on them and your repayments and those made on your behalf shall be established and evidenced by our records which shall be conclusively deemed to be correct in the absence of manifest error.

     4. Amount of Line and Payment of Loans. As long as the line of credit remains outstanding, you may borrow, repay and reborrow up to the maximum specified in this Agreement. The line of credit will terminate on July 1, 1998 or upon the occurrence of any event of default as described in Section 13, if earlier, the amount available under the line shall initially be $2,000,000, and shall be reduced dollar for dollar by the proceeds to the Company from any sale of equity, issuance of Debentures or additional borrowings from third parties. Upon the payment of any Loan or Extension of Credit as provided above, accrued and unpaid interest on the amount repaid shall be simultaneously paid unless we agree otherwise. All unpaid principal and any remaining unpaid but accrued interest shall be due and payable upon the first to occur of (i) the end of any calendar quarter during the term of this Agreement during which the cash flows from sales of the Borrower and its subsidiaries exceeds the sum of (x) net cash used by operations, and (y) the outstanding principal and accrued interest on the line at the end of such quarter, (ii) June 1, 2000, (iii) sale of equity, issuance of debentures or additional borrowings from third parties in one or a series of transactions, with aggregate proceeds to the Borrower exceeding such unpaid principal and interest by at least $500,000, unless repayment of such sums to the Lender is prohibited at the request of such investor(s) or lender(s), or (iv) the closing of an initial public offering of equity of (or equivalent right to or in) the Borrower.

     5. Interest. Unless otherwise agreed in writing, interest on all outstanding Loans and Extensions of Credit shall be computed at a rate per annum equal to one and one-half percent (1 1/2%) in excess of the rate established and announced publicly by I.B.J. Schroder Bank & Trust Company as the base commercial lending rate (the "Base Rate"). Said per annum rate shall change each time the Base Rate shall change effective as of the date of the change. Each overdue payment of principal on any Loan and any Extension of Credit and, to the extent permitted by law, each overdue payment of interest shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the lesser of (i) 10% in excess of the Base Rate, or (ii) the maximum interest rate allowed by law. Interest on all Loans and Extensions of Credit shall be computed on the basis of a year of 360 days for each day of the year actually elapsed.

     During each year of the term of this Agreement, the Borrower shall have the option, exercisable by delivery of written notice to Lender at least ten (10) days before the date interest


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would otherwise be due and payable, to defer any and all quarterly payments of interest until the succeeding anniversary date of this Agreement. Deferred interest shall accrue additional interest of two and one half percent (2 1/2%) in excess of the Base Rate. Deferred interest shall be due and payable upon such anniversary date.

     The Borrower shall have the option, during the first year of this Agreement to make any deferred interest payments to Lender on the first anniversary date in ordinary shares, par value N.I.S. 0.01 per share of the Borrower ("Common Stock"). This option may be exercised by delivery of written notice to the Lender at least five days before such payment date. If the option is elected, the Borrower shall issue and dispatch to the Lender one or more Certificates for the aggregate number of whole shares of Common Stock determined by dividing $4.00, U.S. Dollars, into the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest on this Note which is being paid in shares of Common Stock were being paid in such lawful money. No fractional shares will be issued in payment of interest on this Note. In lieu thereof, the Borrower may issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America.

     The Lender shall have the option to have interest payments made to it in shares of Common Stock. This option may be exercised on any one or more of the dates interest is payable under this Agreement by delivery of written notice to the Borrower at least five days before such payment date. If the option is elected, the Borrower shall issue and dispatch to the Lender one or more Certificates for the aggregate number of whole shares of Common Stock determined by dividing $4.00, U.S. Dollars into the total amount of lawful money of the United States of America which the Holder would receive if the aggregate amount of interest on this Note which is being paid in shares of Common Stock were being paid in such lawful money. No fractional shares will be issued in payment of interest on this Note. In lieu thereof, the Borrower may issue a number of shares of Common Stock which reflects a rounding up to the next whole number or may pay lawful money of the United States of America.

     6. Payment of Costs. In addition to the principal and interest payments specified in paragraphs 4 and 5, you agree to pay, upon demand, all costs and expenses (including reasonable attorneys' fees and legal expenses) we incur in enforcing this Agreement.

     7. Conditions Precedent.


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          (a) Conditions Precedent to Initial Loan or Extension of Credit. As
conditions precedent to the performance by us of any of our obligations hereunder, you agree to deliver or cause to be delivered to us on or before the funding date of the first Loan or Extension of Credit (the "Closing Date") in form and substance acceptable to us and our counsel, in addition to this Agreement, the following documents and instruments:

               (i) The Master Note;

               (ii) Resolutions adopted by your board of directors authorizing the execution and delivery of this Agreement, the Master Note and any other document or instrument required by us for the implementation of this Agreement to which you are a party, all certified by your Secretary to be true and correct copies of the originals thereof and to be in full force and effect as of the Closing Date;

               (iii) A good standing certificate of each of the officers authorized to execute and deliver this Agreement, the Master Note and all other documents and instruments required by us for the implementation of this Agreement to which you are a party;

               (iv) The opinion of your counsel; and

               (v) Such additional documents or instruments as may be required by this Agreement or as we may reasonably require.

          (b) Conditions Precedent to all Loans or Extensions of Credit. As additional conditions precedent to our present or future obligations hereunder:
(i) all representations and warranties made by you hereunder or in any other document delivered to us in connection herewith shall be true, complete and correct; and (ii) you shall be in compliance with all of the terms and conditions hereof, the Master Note and any other document delivered pursuant to this Agreement.

     8. Representations and Warranties. You represent and warrant to us as follows:

          (a) Good Standing. You: (i) are a corporation, duly organized, validly existing and subsisting under the laws of the Country of Israel; and (ii) have the corporate power and authority to own and operate your properties and to carry on your business where and as contemplated.


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          (b) Power and Authority. The making, execution, issuance and performance by you of this Agreement, the Master Note, and any other documents to which you are a party: (i) have been duly authorized by all necessary corporate action and will not violate any provision of law or regulation or of your Articles of Association or Bylaws; (ii) will not violate any agreement, trust or other indenture or instrument to which you are a party or by which you or any of your property is bound, so that this Agreement, the Master Note, and any other documents delivered pursuant to this Agreement to which you are a party, when executed and delivered by you, will be your valid and binding obligations, enforceable in accordance with their respective terms;

          (c) Financial Condition. Your internally-prepared balance sheet together with income and surplus statements as at and for the five months May 31, 1996 heretofore furnished to us, are complete and correct in all respects, have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fairly present your financial condition as of said dates and the results of your operations for the periods then ended. Except as set forth on 8(c) hereto, to best knowledge of the Company you have no fixed, accrued or contingent obligation or liability for taxes or otherwise that is not disclosed or reserved against on your balance sheets. You have filed all tax returns required to be filed with any taxing authority. Since May 31, 1996, there has been no material adverse change in the condition of your financial position or otherwise from that set forth in the balance sheets as of said date. You do not believe, and have no reason to believe, that there has been or will be a change relating to your business that would cause a materially adverse effect on you.

          (d) No Litigation. Except as set forth on Schedule 8(d) hereto, there are no suits or proceedings pending, or, to your knowledge, threatened against or affecting you or title to any of your assets, and you are not in default in the performance of any agreement to which you are a party or by which you are bound, or with respect to any order, writ, injunction, or any decree of any court, or any federal, state, municipal or other government agency or instrumentality, domestic or foreign, which could have a materially adverse effect on you.

     9. Accuracy of Representations; No Default. The information set forth herein and on each of the Schedules hereto, in each other document delivered to us in connection herewith is complete and accurate and contains full and true disclosure of pertinent financial and other information in connection with the line. None of the foregoing contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or incomplete.


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     10. Affirmative Covenants. As long as any portion of the Indebtedness remains outstanding and unpaid, or Bank has any obligation to you hereunder, you covenant and agree that, in the absence of our prior written consent, you will:

          (a) Furnish to us, not later than 90 days after the close of each fiscal year, a statement of income and expenses and source and application of funds for such year, and balance sheet as of the last day of such fiscal year of you and your subsidiaries. In addition, you will furnish to us, within 45 days of the close of each fiscal quarter other than the last quarter of each fiscal year, your internally-prepared statement of income and expense and cash flow for such fiscal quarter and the period then ended, and a balance sheet as of the end of such fiscal quarter. With all annual and other financial statements, you will provide us with the certificate of your Chief Financial Officer, or Chief Executive Officer, which certificate shall state that (i) such financial statements are complete and correct in all material respects, subject only to usual year-end adjustments and that the signer: (i) has reviewed the terms of this Agreement and has made, or caused to be made under his supervision, a review in reasonable detail of the transactions and your condition during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period; and
(ii) does not have knowledge of the existence as at the date of the certificate, of any condition or event which constitutes an Event of Default or Unmatured Event of Default or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Borrower has taken, is taking and proposes to take with respect thereto.

          (b) With reasonable promptness furnish to us such additional information and data concerning your business and financial condition as may be reasonably requested by us including delivery within three weeks after the end of each month of a statement of operations, cash flows, material business transactions, contracts, potential sales and other significant events during the prior month; afford EAI or its or their agents reasonable access to your financial books and records, computer records and properties at all reasonable times and permit us or our agents to make copies and abstracts of same and to remove such copies; and abstracts from your premises and permit us or our agents the right to converse directly with your then-engaged independent accounting firm to prepare its audited financial statements;

          (c) Cause the prompt payment and discharge of all taxes, governmental charges and assessments levied and assessed or imposed upon you or your assets or any portion thereof, or upon the purchase, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof, or upon the rentals, receipts or earnings therefrom, or upon or with respect to this Agreement, and pay all other claims which, if unpaid, might become liens or charges upon your assets, provided, however, that nothing in this Section 9(c) shall require you to pay any such


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taxes, claims or assessments which are not overdue or which are being contested in good faith and by appropriate proceedings, with adequate reserves therefor being available or having been set aside;

          (d) Maintain your corporate existence and all necessary foreign qualifications in good standing; continue to comply with all applicable statutes, rules and regulations with respect to the conduct of your business, including ERISA and all those applying to the environment; maintain such necessary licenses and permits required for the conduct of your business, in each case if the failure to maintain or comply would have a materially adverse effect on you;

          (e) Promptly defend all actions, proceedings or claims which would have a materially adverse effect on you or your business and promptly notify us of the institution of, or any change in, any such action, proceeding or claim if the same is in excess of $10,000 for any single action, proceeding or claim and $10,000 (other than claims covered by insurance in the ordinary course of business and booked on your consolidated balance sheet) in the aggregate, or would have a materially adverse effect on your financial condition or property if adversely determined;

          (f) Maintain, preserve, protect and keep in good order and condition, ordinary wear and tear excepted, all of your assets, and, from time to time, make all necessary or appropriate repairs, replacements and improvements thereto, except for such properties, taken as a whole, which are not material to the operation of your business;

          (g) Promptly give written notice to us of the occurrence or imminent occurrence of any event which causes or would imminently cause any representation or warranty made in Section 9 hereof to be untrue in any material respect at any time or which would cause you to be in default hereunder for any other reason, or the occurrence of an Event of Default or Unmatured Event of Default;

          (h) Comply in all material respects with the applicable requirements of ERISA applicable to any employee pension benefit plan (within the meaning of Section 3(2) of ERISA), sponsored by you. With respect to any such plan to which ERISA is applicable, other than any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), in the case of a "reportable event" within the meaning of Section 4043 of ERISA and the regulations thereunder for which the 30-day notice requirement has not been waived, or in the case of any other event or condition which presents a material risk of the termination of any such plan by action of the PBGC or you, you shall furnish to us a certificate of your Chief Financial Officer identifying such reportable event or such other event or condition and setting forth the action, if any, that you intend


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to take or has taken with respect thereto, together with a copy of any notice of such reportable event or such other event or condition filed with the PBGC or any notice received by you from the PBGC evidencing the intent of the PBGC to institute proceedings to terminate any such plan. Such certificate of your Chief Financial Officer or such other notice to be furnished to us in accordance with the preceding sentence shall be given in the manner provided for in Section 20 hereof: (i) within 30 days after you know of such reportable event or such other event or condition; (ii) as soon as possible upon receipt of any such notice from the PBGC; or (iii) concurrently with the filing of any such notice with the PBGC, as the case may be. For purposes of this Paragraph 9(h) you shall be deemed to have all knowledge attributable to the administrator of any such plan.

          (i) Immediately notify us of: (i) the occurrence or imminent occurrence of any event which causes or would imminently cause (A) any material adverse change in your business, property, prospects or financial condition (B) any representation or warranty made by you hereunder to be untrue, incomplete or misleading, or (C) the occurrence of any other Event of Default or Unmatured Event of Default hereunder; (ii) the institution of, or the issuance of any order, judgment, decree or other process in, any litigation, investigation, prosecution, proceeding or other action by any governmental authority or other Person against you and that does, or could, materially affect you; (iii) any material casualty to any of your assets.

          (j) Furnish us, no later than the beginning of each of Borrower's fiscal years commencing with fiscal year 1996, a month by month projected operating budget and cash flow of Borrower for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter, such projections to be accompanied by a certificate signed by Borrower's President or Chief Financial Officer to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

          (k) Furnish us concurrently with the delivery of the financial statements referred to in Section 10(a) and each monthly report, a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 10(j) and a discussion and analysis by management with respect to such variances.

          (l) Borrower will maintain its right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of its businesses as presently conducted and as presently proposed to be conducted on identical terms and conditions as currently in effect. BarOn will take all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses, the failure of which to take could adversely effect its ability to operate its business as presently conducted and as


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presently proposed to be conducted. Borrower will not grant third parties any rights to use such Intellectual Property.

     11. Further Evidence of Loans. Upon your acceptance of this Agreement, you will execute and deliver to us a promissory note in the form of Exhibit A attached hereto and by this reference made a part hereof, in the principal sum of $2,000,000, the full amount of the line of credit, payable on demand to the order of EAI (the "Master Note"). Upon our request, you agree to execute and deliver to us a demand promissory note or notes (or such other note or notes as may be mutually agreed upon) prepared by the us payable to the order of EAI to evidence all or any part of any Loans and Extensions of Credit made under the line as further evidence of or in substitution for part or all of the Master Note.

     12. Security. Loans and Extensions of Credit may be secured by security interests, mortgages and other liens given especially for such purposes or given to secure other indebtedness that you have to us. Whether such security interests and other liens were given to secure other indebtedness that you have to us or are given to secure Loans and Extensions of Credit, you agree that such security interests and liens shall secure all of your existing and future indebtedness to us. In addition, to secure payment of all sums owing under this Agreement, we shall have a lien upon, and security interest in, and right of set-off in any amounts which may be owing from time to time by us to you.

     13. Defaults. The occurrence of any of the following events shall cause you to be in default on any Loans or Extensions of Credit that are payable on a basis other than demand:

          (a) the non-payment when due of any amount payable on any of the Liabilities (the term "Liabilities" shall mean all loans and extensions of credit made under this Agreement and any renewals, extensions and modifications thereof and all of your other existing and future liabilities, whether absolute or contingent, to us regardless of their source or nature);

          (b) the failure of Borrower to observe or perform any obligation under this Agreement or the Master Note; and

          (c) if Borrower becomes insolvent or makes an assignment for the benefit of creditors, or if any petition is filed by or against any Borrower under any provisions of any law or statute alleging that Borrower is insolvent or unable to pay debts as they mature.


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     14. Warrant/Antidilution. The Lender currently holds 3,570,514 shares of stock of the Borrower, which has agreed to issue additional shares to the Lender under certain circumstances, as described in this Section 14.

          (a) Definition of "Shares". As used herein, "Shares" shall mean the Company's ordinary shares, par value N.I.S. 0.01 per share (the "Common Stock") which is the class of capital stock currently owned by the Lender.

          (b) Issuance of Additional Shares of Capital Stock. Additional Shares of Capital Stock shall mean all shares of Capital Stock issued by the Company, except Options to purchase shares of Common Stock granted by the Company after the date hereof as an incentive for performance to officers, directors, employees and consultants providing services to the Company and the shares of Common Stock issuable upon the exercise of such options provided that the option exercise price for such options is at least $4.00 U.S. Dollars per share, or a lower exercise price was approved in writing by the Lender or a representative of the Lender serving as a director of the Company. Capital Stock shall mean the Common Stock and any other stock of any class, or series within a class, which has the right to participate in the distribution of earnings or assets of the Company without limit as to amount or percentage.

          If the Company at any time while the Lender is a shareholder shall issue any Additional Shares of Capital Stock at a price per share less, or for other consideration lower than $4.00 per share, U.S. Dollars, (the "Initial Price") or without consideration, then upon such issuance shall be issued Additional Shares of Common Stock determined by (x) multiplying the number of shares held by the Lender immediately prior to such event by a fraction:

               (i) the numerator of which shall be the number of shares of Capital Stock outstanding immediately prior to the issuance of such Additional Shares of Capital Stock plus the number of such Additional Shares of Capital Stock so issued; and

               (ii) the denominator of which shall be the number of shares of Capital Stock outstanding immediately prior to the issuance of such Additional Shares of Capital Stock plus the number of shares of Capital Stock which the aggregate consideration for the total number of such Additional Shares of Capital Stock so issued would purchase at $4.00 U.S. Dollars per share; and

(y) subtracting from that result the number of shares held by Lender immediately prior to such event.


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          (c) Issuance of Warrants, Options or Other Rights. If the Company at
any time while the Lender is a shareholder shall issue any warrants, options or other rights to subscribe for or purchase any Additional Shares of Capital Stock and the price per share for which Additional Shares of Capital Stock may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Initial Price then upon such issuance the Lender shall be issued additional shares as provided in Subsection 14(b) hereof on the basis that:

               (i) the maximum number of Additional Shares of Capital Stock issuable pursuant to all such warrants, options or other rights shall be deemed to have been issued as of the date of actual issuance of such warrants, options or other rights, and

               (ii) the aggregate consideration for such maximum number of Additional Shares of Capital Stock issuable pursuant to such warrants, options or other rights, shall be deemed to be the consideration received by the Company for the issuance of such warrants, options or other rights plus the minimum consideration to be received by the Company for the issuance of Additional Shares of Capital Stock pursuant to such warrants, options, or other rights.

          (d) Issuance of Convertible Securities. If the company at any time while this Warrant remains outstanding and unexpired shall issue any securities convertible into Capital Stock and the consideration per share for which Additional Shares of Capital Stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less than the Initial Price then upon such issuance the Lender shall be issued additional shares as provided in Subsection 14(b) hereof on the basis that:

               (i) the maximum number of Additional Shares of Capital Stock necessary to effect the conversion or exchange of all such convertible securities shall be deemed to have been issued as of the date of issuance of such convertible securities, and

               (ii) the aggregate consideration for such maximum number of Additional Shares of Capital Stock shall be deemed to be the consideration received by the Company for the issuance of such convertible securities plus the minimum consideration to be received by the Company for the issuance of such Additional Shares of Capital Stock pursuant to the terms of such convertible securities.

          No issuance of additional shares shall be made under this Subsection 14(d) upon the issuance of any convertible securities which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants, options or other rights pursuant to Subsection 14(c) hereof.


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          (e) Other Provisions Applicable to Adjustments Under this Section. The following provisions will be applicable to the making of adjustments provided in this Section 14:

               (i) Computation of Consideration. To the extent that any Additional Shares of Capital Stock or any convertible securities or any warrants, options or other rights to subscribe for or purchase any Additional Shares of Capital Stock or any convertible securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Capital Stock or convertible securities are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Capital Stock or convertible securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or incurred by the Company for and in the underwriting of, or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Company's Board of Directors. The consideration for any Additional Shares of Capital Stock issuable pursuant to any warrants, options or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants, options or other rights, plus the minimum additional consideration payable to the Company upon the exercise of such warrants, options or other rights. The consideration for any Additional Shares of Capital Stock issuable pursuant to the terms of any convertible securities shall be the consideration paid or payable to the Company in respect of the subscription for or purchase of such convertible securities, plus the minimum additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange in such convertible securities. In case of the issuance at any time of any Additional Shares of Common Stock or convertible securities in payment or satisfaction of any dividend upon any class of stock preferred as to dividends in a fixed amount, the Company shall be deemed to have received for such Additional Shares of Capital Stock or convertible securities a consideration equal to the amount of such dividend so paid or satisfied.

               (ii) Treasury Shares. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or any subsidiary or affiliate.

          (e) Ownership Limit. The Borrower has issued on the date hereof a Warrant (the "Warrant") to EAI entitling EAI to purchase shares of stock of the Borrower. EAI has agreed that it will not at anytime own in excess of 49% of all of the issued and outstanding ordinary


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shares of the Borrower if the issuance of shares pursuant to the antidilution provisions of this Section 14 would result in EAI exceeding this limit such issuance shall be delayed to the extent necessary to keep EAI below such limit. The issuance shall be made at the earliest date possible in light of such agreement.

     15. Acceleration. Whenever you are in default, unless we elect otherwise, the entire unpaid amount of such of the Liabilities as are not then due and payable shall become due and payable without notice to or demand on any Obligor. You waive all right to stay of execution and exemption of property in' any action to enforce the Liabilities.

     16. Personal Liability. No shareholder, officer, director or employee of the Borrower shall have any personal liability or obligation to make principal or interest payments to EAI for loans made to BarOn pursuant to this Agreement or for any other obligations of Borrower hereunder.

     17. Governing Law. This Agreement, the Master Note, and any other notes issued under this Agreement shall be construed in accordance with and governed by the internal laws of the State of New Jersey.

     18. Withholding. The Borrower shall have the right to deduct from any interest payment made to the Lender any taxes that it is required by law to withhold.

     19. Miscellaneous. Any failure by us to exercise any right under this Agreement shall not be construed as a waiver of its right to exercise the same or any other right at any other time. If more than one person signs this Agreement as borrower, then such persons shall be jointly and severally liable under this Agreement. The parties intend this Agreement to be a sealed instrument and to be legally bound by it.

     20. Notices. All notices, demands, requests, or other communications which may be or are required to be given, served or sent by either Party to the other Party pursuant to this agreement, shall be in writing and shall be hand delivered, sent by express mail or other overnight delivery service or mailed by registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram, telex or telecopy, addressed as follows:

                             (i) if to EA:

                             EA Industries, Inc.
                             185 Monmouth Parkway
                             West Long Branch, New Jersey 07764-9989


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

                             Telecopier No. (908) 571-0583
                             Telephone No. (908) 229-1100
                             Attn.:  Mr. Jules M. Seshens

               with a copy (which shall not constitute notice) to its counsel:

                             Richard P. Jaffe, Esquire
                             Mesirov Gelman Jaffe Cramer & Jamieson
                             1735 Market Street
                             Philadelphia, PA 19103-7598
                             Telecopier No. (215) 994-1111
                             Telephone No. (215) 994-1045

                             (ii) if to BarOn:

                             BarOn Technologies Ltd.
                             Gutwirth Science Park
                             Technion City
                             Haifa 32000 Israel
                             Telecopier No. 011 972 4 228 881
                             Telephone No.  011 972 4 226 388
                             Attn.:  Dr. Ehud Baron

               with a copy (which shall not constitute notice) to its counsel:

                             Avi Goldsobel, Esquire

                             Haifa 32000 Israel
                             Telecopier No. 011 972 48 253 663
                             Telephone No. 011 972 4320 225

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be mailed, sent, delivered, telefaxed or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the deliver receipt or, with respect to a telex or telefax, the answerback being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


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     Please indicate your acceptance of this Agreement by signing and dating the enclosed copy at the place provided below and returning such copy to us.

Very truly yours,

EA INDUSTRIES, INC.


By:____________________________

The terms and conditions set forth in the above Master Note Agreement are agreed to and accepted by and on behalf of the addressee of said Agreement this _____ day of July 1996, intending to be legally bound thereby.

                                        BARON TECHNOLOGIES, LTD.
Attest:


By:____________________________         By:____________________________

[Seal]


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